Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statement on Form F-3 of Algonquin Power & Utilities Corp. of our report dated February 15, 2017 relating to the financial statements of The Empire District Electric Company, which appears in Algonquin Power & Utilities Form 6-K dated March 10, 2017.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
St. Louis, MO
August 18, 2017